Exhibit 99.1


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                                                   FOR IMMEDIATE RELEASE
                                                   AUGUST 08, 2003
                                                   FOR ADDITIONAL INFORMATION
                                                   CONTACT:  STEPHEN E ZAHN
                                                             PRESIDENT/CEO
                                                             (260) 356-3311



                         NORTHEAST INDIANA BANCORP, INC.
                              APPOINTS NEW DIRECTOR

HUNTINGTON, INDIANA, -- August 08, 2003 - William A. Zimmer has been appointed to the boards of directors for Northeast Indiana Bancorp, Inc. (NASDAQ: NEIB) and its sole subsidiary, First Federal Savings Bank.

Mr. Zimmer is a graduate of Warsaw Community High School and attended IU DGTS in Fort Wayne, moving to Huntington several years after graduation. He founded the
W. A. Zimmer Co., a home improvement company based in Huntington, IN in 1976, where he continues to serve as President.

Mr. Zimmer is also President of Professional Exteriors, a company providing marketing assistance to home improvement companies and is Vice President and co-owner of The Party Shop, a coffee and candy store located in Huntington, IN.

His community involvements include being a member of the Huntington County Rotary Club and serving on the Board of Directors of the Huntington County Help for Disabled Citizens, Huntington YMCA, and the Huntington YMCA Foundation.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The Company offers a full array of banking, trust and financial brokerage services to its customers through three full service branches located in Huntington, Indiana.